Exhibit 99.1

Thor Industries
Investor Day 2019
Tuesday, October 15, 2019, 1:30 PM Eastern

CORPORATE PARTICIPANTS

Robert Martin - President, Chief Executive Officer of Thor Industries

Colleen Zuhl - Senior Vice President, Chief Financial Officer of Thor Industries

Martin Brandt - Chief Executing Officer of Erwin Hymer Group

Mark Trinske – Vice President, Investor Relations of Thor Industries

1

QUESTION & ANSWER

Mark Trinske

I hope it’s really been beneficial for everyone. Our agenda now is a Q&A period. We’ve been collecting questions on the app. So, we put some of those together, and they’re going to be on the screen. Our session right now is going to be audio recorded. And then, we’re going to create a transcript and post it on our website. So, I’ll be reading the questions when they come up on screen. And on the stage to answer your questions will be Bob Martin, Colleen Zuhl, and Martin Brandt. And I’ll start with a few of the questions that have come in through the app. And if we work our way through those--we have about an hour set in the schedule--we’ll open up the floor to your Q&As after that.

So, here we have question number one. What are the synergies you expect from the integration of EHG, and how would you quantify them, and when do you expect to achieve them?

Colleen Zuhl

Do you want to start?

Robert Martin

I think it starts with you, and I’ll finish.

Colleen Zuhl

Okay. Well, certainly, there’s synergies from the integration have been a focal point from ever since we’ve closed. And we’ve been doing a lot of work on that. We’ve laid out a number of areas. One of the first areas that we worked on collectively was working capital, which helped drive the ability to reduce the debt by $480 million. But, there’s a number of other things that are in various stages of process really. One of the big ones is the supply management change. And that--we’ve got a new head of global supply that sits in Elkhart. And it’s working closely with the team here in Bad Waldsee. So, certainly that’s a major one.

As you heard from Bob earlier today, we’ve also got an international product transfer team that’s responsible for the planning and implementation of some of the manufacturing sales and distribution of the EHG products in North America. And then, over the coming years, we also anticipate having some of the advanced production technologies that you all saw during the tour and applying those into our U.S. based subsidiaries as well.

Robert Martin

Definitely for us, it’s not traditional synergies that people look at in an acquisition. We’re not closing plants and putting products together because this is such a different deal with us. They’re coming overseas, and the product is very different. But, it’s best practices. It’s ideas. I’ve encouraged people to go back and look at Jayco. For us, there weren’t many direct synergies. But, a lot of it was construction techniques, best practices, elimination techniques, different things that a company that--until you go through each other’s facilities, you don’t really know what they are, until you see it.

So, we’ve had half of our companies through here. Martin’s group has probably been through half of our companies in the states. And every trip, there have been more and more ideas. And so, the more we get groups through--we have a meeting coming up with our innovation teams in early November. So, it’s simply those items that--the exchange of knowledge for construction, quality techniques, innovation, technology--those are really some of the ways that we’re going to expand it and for a number--it’s hard to put a number on it. And a lot of these things take just a little bit a time. But, that’s--I do tell people kind of go back and look at Jayco. And it was--it didn’t take too long to see some synergies. But, it was really through best practices. I don’t know if, Martin, if you have--.

Thor Industries Investor Day 2019

2

Martin Brandt

--Yeah, I would like to add that when we started eight months ago, I thought at first that the synergies would be not so great because we have different markets, we have different products. We work in different environments. But, when we had the first workshops, it was immediately obvious that we have big synergies selling our products from EHG into U.S. and, like Colleen described, also on a purchasing side, we share the same suppliers, Dometic, you can name it. And also on the chassis side, I think we will have big synergies. So, the synergies, from my point of view, are bigger than I thought in the beginning-.

Robert Martin

--And that’s where one of the synergies is--he touched on. But, there are opportunities for us to build some of the products that we see outside in the U.S. And the, we have some brands that his group has some interest in actually over here. So, there are opportunities that will play out over the next year probably. But, there’s some synergies that, even as we did the deal, we didn’t see as a great benefit. But, as we’ve talked to dealers at open house and things such as that, we’ve found a couple.

Colleen Zuhl

A couple.

Mark Trinske

Question number two: Is the European market a growth market similar to the U.S.? Are the demographic trends--are the same demographic trends driving growth, and are new buyers entering the market at a lower price point?

Martin Brandt

That’s something for me.

Robert Martin

That’s a fun one for you.

Martin Brandt

So, of course, we always have a forecast a little bit ahead. And what industry research says that--the market will grow between five and six percent, let’s say, from now to 2022, 2023, so between five and six percent. So, we have a growth in European market. In general, what we have to see, of course, from (unintelligible) a little bit different. One thing is that the holidays in Germany or in Europe are higher compared to U.S. So, in Germany, we have 30 days, holiday. I think this is less in U.S. So, people have more time to spend more time on holiday. So, the demand is also there.

And from a demographically point of view, you know that in Europe we have more and more people who are old. We have baby boomers who will retire now soon. All of these people--they have worked their whole lives. They are wealthy. They have money. So, they spend the money. So, we see the global trends what we described in our presentation that really underlying with this growth. So, we see a growth in the European market also in the next years.

Thor Industries Investor Day 2019

3

What we saw in--especially in Dusseldorf in (unintelligible) that also the younger generation is coming back up. So, we have more of the older people in the past. But, also the younger generation, especially on towables young families with kids that come back and buy our towables. We also see that in Europe, the used market is dried out. So, it’s very hard to buy a used towable or motor caravan and that’s the reason why our entry product is really good price point. They are really booming. So, we see really the trend, especially for the guys who enter the market who are newcomers. And we know from service in Dusseldorf, we had 30 percent of the people have been newcomers into our business.

Robert Martin

And even for us, going through the acquisition, it was one of the first things we noticed. We did a study several years ago that just talked about the age dropping of the U.S. RV consumer. And it matched up perfectly with their European research that they had. And I was at Dusseldorf, and we also do our test of how many--how old the people are. And it’s the baby stroller test. And out of the 285,000 people that were at Dusseldorf, a lot of families. And they’re designing products for the young family. And so, for us, that’s good for the long term of the industry. So, we see it very similar to U.S.

Martin Brandt

And we try to target not only the classical camper, our classical customer. With the camper van, that we have seen outside with the sunlight and the cross camp as well, we try to target different customers. With cross camp, what you see outside, we developed this with Toyota. So, we sell it not only for our deals. We sell it to Toyota dealers and through Toyota dealers. And we will do it not only with Toyota. We have discussions with PSA with other OEMs. And when we sell these types--this compact cars through a car dealer, we can get other clients that never will buy and go to an RV dealer. So, we opened a new customer segment for us.

Robert Martin

So, what is the average age of a cross camp buyer?

Martin Brandt

Average age for a cross camp buyer. Now, (unintelligible) is 55 years. We have also some older people who buy cross camp. But, it’s more the younger people. It’s more the 30-year-old people, people like you. So, the--.

Robert Martin

--That’s what I was getting at. He had me drive a cross camp all week--.

Mark Trinske

--Question number three: What is the seasonality of the Thor business? Is the EHG seasonality the same?

Colleen Zuhl

Want me to take that?

Robert Martin

I mean, it’s similar. But, it varies by a couple months, actually. And I think, for us, our season picks up at the shows early in the year. Dealers will buy at our September open house for the fall. Theirs trends just a little bit later. We were just looking at these numbers. It tails back maybe a month or two, and then, their peak is higher. So, ours probably goes through spring, summer as a strong selling season. And their peak typically is March.

Thor Industries Investor Day 2019

4

Martin Brandt

So, our strongest quarter is the third and fourth quarter. Usually, in the first quarter, we have less, and then, sales are--and usually, also we have losses in the first quarter because we have holiday shutdowns. We have lower sales, and all our exhibitions are in the first quarter. We have Dusseldorf. But, we have also Italy, France. All these exhibitions are in the first quarter. So, our cost basis is a little bit higher.

But, we decided also that we produce only if we have a customer order. That means a dealer order. So, we don’t produce on stock. That means if we don’t have orders in the first three months, if you like, when we shut down our production, we have flexible working hours. Usually, our working hours is 35 hours. It can go to 28 or up to 42. So, that means in the first three months--let’s say we go down to 28. But, we pay the people on the 35 hours. And these seven hours goes to a time bank. And when in spring, when we need other working hours, we increase from 35 to 42, but they are still paid in 35 hours. So, we take the seven hours from a time bank. So, people are paid equally 35 hours.

So, we have a higher cost in the first quarter with lower sales. But then, in the third and fourth quarter, we have high sales but not higher cost because we still pay the 35 hours.

Mark Trinske

We had a question if you could just make--if you could clarify if there’s a difference on fiscal year versus calendar year, the seasonality.

Colleen Zuhl

So, we’re talking on a fiscal year basis for our fiscal year that starts August 1st. And actually, Bob’s right, there is a little bit of difference. But, it’s, on average, about 40 percent of the sales are in the first half of our fiscal year and then 60 percent in the second half.

Mark Trinske

Question number four: Can you please comment on the current economic climate in the United States, the ongoing trade war between the U.S. and China, and the impact of the combination of these factors that you’re seeing on your business?

Robert Martin

Well, it changes daily. The biggest effect, really, for us, has been tariff talk. Anytime you hear tariff war, trade war, it just--it doesn’t help business. But, the tariffs themselves coming in--there’s some to the bottom line. But, it wasn’t to the extent that many thought it was going to be when we started this over a year ago. And we’ve been able to manage through it. We’ve actually seen raw materials come down. So, for us, aluminum steel has actually come down for us because a lot of what we buy is either domestic or from a country not from China. So, as soon as we started hearing what they would be, we aggressively started looking at our products to see where we can decontent.

And our groups--they do this all the time. So, it--I think this year, it’s just they put a label on it. Tariff usually--probably better just a commodity exercise for us. And we look at de-contenting or strategically we find times and we can raise price a little bit. You have to be careful to not raise too much to the market. But, we strategically do it, sometimes by brand, by model. And there a couple times a year we can do that. It’s usually at model change and then at open house. So, I think our companies have done a nice job in the last year and a half really kind of managing through that because it is fluid.

Thor Industries Investor Day 2019

5

And I know, as I’ve talked to many of you, depending on the tweet of the day, the market changes with the tweet. So, we try not to get caught up in the noise. And luckily, our customers don’t either. And even here in Europe, there’s always talks of economic things coming down. But, watching the shows--I mean, customers--they want to go camp. And the shows have been very busy. So, for us, it hasn’t been a huge impact. Has it been some? Sure. But, I think, for us, we’re always mindful of the bottom line, and we’re looking at how we can do it either through decontent or through rational price adjustments.

Colleen Zuhl

I think, Bob, this is another area though where our experience of managing through a lot of different economic cycles as well as other conditions--our teams are just used to doing it, as you said. And in addition to what you said, we also have conversations with our vendors and sometimes change vendors, if necessary, to help offset some price increases. So, there’s a number of tools. And, again, with our management teams at all of our subsidiaries being very experienced and having that background--it provides the ability to manage through those pretty quickly.

Robert Martin

Definitely.

Mark Trinske

Our next question is: What is the current state of dealer inventory? Do you still expect the inventory rebalancing process to be completed by the end of calendar 2019?

Robert Martin

I’ll take that one. Coming fresh off open house late September in North America, just talking to many dealers, hearing comments that inventory--that it’s not just lower than last year, maybe quite a bit lower. So, we feel like the rebalance is close, and I definitely feel it will be there by the end of the year. So, as we look at--and this is really North America, U.S., Canada--that’s the one caveat. Some of them are still a bit high from weather to just different economic issues in Canada that some of them may be a little higher.

But, typically, for us, we have the larger, the more professional dealerships that they--they started working on their inventory last year. And as they got into the summer, their inventory was already starting to be more rationalized for them, and we weren’t pushing production. They were actually glad that we held back a little bit so that everybody could get their inventory in line because this year, dealers are quite healthy because they had a late summer and fall that they made money. And they weren’t working deals against someone that had 20 percent too much inventory. And that’s when pricing gets too aggressive on the dealer level.

So, for us, I kept hearing from more and more dealers that their shows are good, the second half of their summer was very strong, and just a lot of optimism as they go into the end of the year. And I think I haven’t gotten the final numbers out of the Pomona show in California or Fontana. But, the first week was very strong, and some dealers are already seeing record sales. So, overall, I feel good with where we’re at. The dealer attitudes have been great in the U.S. So, I think, by the end of this year, as we said earlier, we see it getting to parity by the end of the year.

Colleen Zuhl

Calendar, year.

Thor Industries Investor Day 2019

6

Robert Martin

Calendar year.

Martin Brandt

In Europe, we had a little bit the same, but not to the extent as U.S. They’re also a little bit high, dealer inventory. But, that went down now, and we see now, for this season, that, of course, some dealers are a little bit up, some are a little bit down. But, we see no issues here this season.

Mark Trinske

Next question: What metrics do you monitor to gauge the health of the industry, and what’s your outlook in the economy for the coming year for North America and for Europe?

Colleen Zuhl

Do you want me to cover some of the metrics?

Robert Martin

Sure.

Colleen Zuhl

Some of the key metrics that we monitor on the--really, on a regular basis, certainly retail sales, employment rates, age of inventory at the dealer lots, access to credit, gasoline prices. Consumer confidence is another key one in both markets and consumer interest rates as well as dealer interest rates. So, those are things we watch pretty much, some of them on a daily basis, certainly on a monthly basis for a lot of them.

Robert Martin

Yeah. With us, we also--we keep in close contact with our flooring institutions, just--they--ever since you go back to the ‘08--I think the world changed for the RV industry. We’re--the flooring companies are enforcing curtailments, which we’re glad. So, we’re curtailment could come at nine months, 12 months. It’s a buy down of the invoice. Pre-recession, dealers weren’t paying their curtailments on a regular basis. So, we just see some healthy things that have been put in place by the flooring institutions. We’re not waiving curtailments. They’re not waiving curtailments. And then, we work with them. And if a dealing ever has a product that’s getting aged, that’s when we proactively--we go work with the dealer and help them move it. Sometimes it’s cleaning the unit, it’s putting it up on the front block, it’s sometimes putting a salesman SPIF. It’s just bring attention to an older unit.

So, I think it’s no one thing. But, it’s a lot of things we’re looking at to really kind of look at the key indicators.

Colleen Zuhl

And based on what we’re seeing on those indicators at this point--we’re not seeing anything that would give us significant concern about the outlook at RV industry, certainly in the next year or 18 months out.

Robert Martin

No, not at all. Anything Europe--similar?

Martin Brandt

No, I think you--it’s a similar thing. I have nothing to add. Same.

Thor Industries Investor Day 2019

7

Mark Trinske

Next question: Is EHG performing as expected?

Martin Brandt

Shall I answer before you answer?

Robert Martin

In our view, yes. I mean, we got to know the company very well. We knew the capabilities. For me, it’s just product. And when I look at the performance, I was delighted at CSC, the show in Dusseldorf. It’s the biggest show of Europe. I told these guys--I said product is the most important thing. And when they went into the show and 90 percent of the awards that were handed out went to EHG, he felt a little guilty but not much. And a lot of the news reports--everything--it’s just a lot of the positive buzz was around EHG group. And so, for us, we look at the product. We look at the facilities. You now went through the facility. That’s just one of nine. And it’s a beautiful facility. Italy looked like that. All of Germany--they’re very nice facilities. We own all the facilities. So, that’s performing very well.

And then, management--I think we definitely acquired a great team. Martin’s assembled a great team here with great experience, some not as deep in the caravan industry but international business. And they bring a lot of different pieces to the table that, over Martin’s tenure here, they’ve really developed a group that I think can grow this for many years. And then, even going down just the practices of the company. You went through the area where they’ve got the apprentice workshop. They’re doing things that we can learn from. So, for me, I’ve been very happy with the company, the team, just that every transaction is a little different. And this one has definitely been good for us. And I’ll let Colleen answer from her view.

Colleen Zuhl

Yeah, definitely. And I’ll maybe get into the weeds a little bit on the number side of it. It’s important to note that, as you look at the financial statements for our fiscal 2019, that the EHG results, in particular, are being impacted by the acquisition accounting for U.S. GAAP, in particular, the inventory write up that we had to do. That was $61.4 million. And essentially, under GAAP, you have to write up the inventory that we’ve acquired, the finished goods on day one. And you write that up to fair value. So, obviously, when you sell that inventory, there’s basically no margin.

So, that had a pretty significant impact on the margin when you look at EHG standalone financials. So, their margin was 10.1 percent, excluding that inventory write up, it would have been 14.2 percent. So, that is done. It’s behind us. It was all done in Q3. But, it also obviously impacts the fiscal year numbers as well.

Mark Trinske

Next question: What is your plan to bring EHG products to the North American market? Are there opportunities to bring some of your North American products to the European market?

Robert Martin

Good question. We started by intentionally bringing products to our open house so that our U.S. customers could give us feedback. In part, we didn’t know if the look, the feel may be totally off. But, as I said earlier, we have product managers there that did surveys. We have hard facts. We talked to many dealers. There’s a lot of interest. And we feel that there are great opportunities. We’re in the midst of developing the plan of what we do and what products. And part of it--you noticed there are some different chassis out here. So, not every product can go over. But, there are certain ones, Mercedes, Fiat, that could go quicker than others. The caravans could go quicker as well.

Thor Industries Investor Day 2019

8

So, we literally have a team that in the next few weeks to months will be determining how viable the plan is for early notions where we feel pretty good about it. We have--it’s an unusual opportunity that you have a product and a team, Martin and his team--we’ve talked about this in depth. And his team is willing and able--I don’t know how excited they are to spend a lot of time in the U.S., but a little bit. But, they’re willing to help us introduce some product there. And the goal would be--what they heard from dealers was--if we’re going to do it, it’s got to be done right and it’s got to be built right. It’s got to be built the way that the German factories are doing it so that things fit correctly.

And so, if you think BMW--they’re built in the U.S. They’ve taken a lot of their same construction processes, and they just move it there. So, we’re thinking that same way. And then, when you look conversely, there are some select products that we think would have value here, being either the product itself, the brand itself, where Martin may have some holes here in his line up, with some of our strong brands. So, there are opportunities. We haven’t totally worked out the plans year. It’s really been just two weeks since open house that we got our feedback, and I reviewed it with the board last week. So, definitely a lot of opportunities. There’s just not a lot that I can get into right now.

Martin Brandt

So, we would love to sell Airstream product in Europe, absolutely.

Robert Martin

They would love to.

Mark Trinske

Next question: EHG’s SG&A costs are higher than in North America. Why is that? Is there an opportunity to lower EHG’s costs and when?

Robert Martin

Yeah, Colleen. Why is that?

Colleen Zuhl

Well, part of the reason--our primary areas are marketing and innovation are higher expense items with EHG than they are with Thor. However, this is one of the first things that we saw as we were even going through due diligence was they’ve got phenomenal marketing. We certainly have a very talented team as well. But, being able to leverage what they’re doing here--and we think it will transfer over to North America--is certainly one thing we’re looking at.

And then, innovation--and I think some of the teams today spoke about that. But, EHG has just--and Martin can expand on it. But, it has a much longer view on innovation and has some great things in the pipeline that, again, we think we can leverage and that they would resonate with the North America market as well. So, there’s certainly other opportunities within the SG&A costs over time that we think that we can help lower, similar to what we’ve seen with really all of our past acquisitions in the United States, especially Jayco, the most recent one.

Martin Brandt

As Colleen said, because we have really strong brands--so, you have to pay into brands as well you have to invest in those brands. And this is marketing cost what we have. And when on the innovation side, we created this innovation camp and here we look five, ten years ahead. And one purpose of this, guys, is to look to other businesses and adopt new technologies and bringing that into our business. Of course, there is cost involved in that. But, we think we’ll get a benefit out of that because, if you differentiate your products from competition, you’ll get a higher price point, and then, you’ll get a better margin over time.

Thor Industries Investor Day 2019

9

Robert Martin

And for us, it wasn’t a shock because their business is similar to an Airstream. And Airstream, you don’t see the numbers broken out. But, we do, and their marketing, their R&D--it’s--for products like that, you need to put a little bit more into it. But, it’s been eye opening for us to see the marketing, the innovation, what you get back as well. And it comes back over time. So, I think it’s one of those things we’ll learn a little bit more from them. They may learn more speed. And we’ll share things as well. So, I think some of that can be blended.

Mark Trinske

Question number ten: Can we expect continued net cash from operations at the current level going forward?

Robert Martin

Can we?

Colleen Zuhl

Yeah, certainly, as Bob stated earlier today, our goal is to generate over $3 billion of net cash from operations on a cumulative basis through 2025. So, you do the math, and that averages out to approximately $500 million annually. It is important though to note that the cash flow follows kind of our sales cycle as well. So, we generate the majority of our cash in Q3 and Q4 and tend to use some for the cash in Q1 and Q2 as we’re building up for the spring selling season.

Mark Trinske

Question 11: Thor has not traditionally disclosed adjusted EBITDA. I see you’ve done so in the fourth quarter. Will you continue to provide us this data going forward?

Colleen Zuhl

Yes, we will continue to do that in our Q&A every quarter. However, we’re not abandoning our primary focus on U.S. GAAP, and that will take the precedence. But, we will, for those of you that would like to see the EBITDA items, we will provide those as well as kind of where you can find them in the financial statements. So, yes, we will continue.

Mark Trinske

Next question: How should we think about the benefits of your variable cost structure? How quickly can you scale up and down to be in line with market demand?

Robert Martin

I mean, for us, we’ve demonstrated, in the U.S., that we can scale up and down very quickly throughout any major uptick or down, we can scale sometimes within months. The one thing I will say that we probably learned from 2017--sometimes we scaled up too quickly. And if you remember, that’s where we saw some warranty lag. We had some quality issues with our motorhomes. So, I think you’ll see us be a little bit more diligent on the uptick and scale up more prudently and more timely rather than just really flipping the switch hard. And our dealers understand that before we were under pressure from the dealers that they wanted it quicker. But, at the end of the day, we all want quality. We all want the customer experience to be a good experience. And so, we’ve learned from some of that. And on the downside, we can always pull back quickly in the U.S.

Thor Industries Investor Day 2019

10

Martin Brandt

--In Europe, it’s a little bit different. We are not so flexible because we have some regulation. We have works council and so on. But, as I said before, we have time banks where we can work, we have temporary workers as well. And we have a KPI what we call capa flex, this is the capacity flexibility. And this is a percentage of flexible working hours with time banks and contract workers or temps divided by the total hours that we have. And we are achieving 30 percent, and this is a very good number. So, that is the flexibility that we have. So, if you saw that--if the market goes down 10, 20 percent, we can cover this with our flexible working hours. So, that is how we do it because we have to be a little bit creative here because of the work councils. We can’t just fire people or close down factories and so on--.

Robert Martin

--But, you have the 30 percent built in, which is--was comforting to us to know that that was there.

Colleen Zuhl

The contract workers.

Mark Trinske

Next question: What was your feedback from the recent Elkhart open house? What about the Dusseldorf caravan salon and the Hershey show? Can you comment on attendance or order trends, and can you provide any color on how those shows went?

Robert Martin

The open house, we’ve covered a couple times. But, just--attendance was up. Our dealer order was good. Optimism was very positive. And part of it, for us, with change of venue, we really--we held the customers, I feel, even longer this year, our dealers, with our venue being much more comfortable. And then, we also did something that was just being fun--we--Colleen had an idea that she wanted a country music rockstar to come play. And so, we had Keith Urban come play for the night, and we probably had 5,000 to 7,000 people in the display. And I think some of our--the competitors saw--were a little quiet that night. And he was amazing. He played to our crowd. He played to our dealers, our industry. He was--he did a donation of a trailer. Chris and Matt Herman and I--we gave him an Airstream. He, in turn, gave it to one of our charities. And it’s now on social media. It’s been--it’s kind of a fun story.

So, we had a feel good event at the open house. So, the dealers felt very good, orders were good. Caravan salon--I was there.

Martin Brandt

There was 285,000 people there. It was an all-time high. We had--and the difference to open house and Dusseldorf, we sell to end customers. Our dealers sell to end customers. And we had--the first weekend was overwhelming. So, in some branch, they had to add tables and a booth so people had enough tables to sit down with our customers and write orders until the evening. So, it was really unbelievable, especially on a motor caravan, especially on a compact, on a camper van. So, some customers had to wait 45 minutes, we would like to buy a camper van, not only to get information, to buy a camper van. And they had to wait 45 minutes until a table was free and they could place the order. They waited 45 minutes.

Robert Martin

And I think the other--it was interesting. I noticed it happens at other shows. But, the first day of Dusseldorf was just--50,000 people. It was packed. But, people came in. They are from--searching the Internet, they already knew what they needed to buy. They walked in. They’d look at it real quick. So, they’d done their research. They knew what they were doing. The first day was incredible because they were buying quickly. So, CSC was amazing.

Thor Industries Investor Day 2019

11

Hershey show--Hershey--when you look--the attendance was actually down, I think, six percent. But, for all of our companies and most that I’ve talked to, other competitors as well, sales were actually up. So, dealers--they don’t mind that ratio. They’re just more qualified customers there. So, overall, people were very happy with Hershey. But, with attendance being down--it was also--it was very hot. It was almost as hot as it is being up on the stage. But, overall, it was a good show.

Mark Trinske

Question number 14: How do you differentiate yourselves from the competition in Europe and North America?

Robert Martin

You take Europe?

Martin Brandt

Shall I start? So, our biggest competitor in Europe is Trigano. And so, the difference is that Trigano is more in the entry segment so, we cover all segments, from price aggressive until the higher end, when it comes to premium or even luxury. So, the difference is that we spend, as we discussed before, we are--we in innovation. We spend also in marketing into our brand. That’s the difference to Trigano. We think that we have the best dealer network in Europe, especially in Germany, but also in other countries. And I think this is (unintelligible) best dealers, you need, as Bob said before, the best products. We invest continuously in our products and also in the workforce. We train our people, and we have skilled workers. We have also besides, let’s say, temp workers, long term serving in our company here in Bad Waldsee, people working 20, 30 years. Company--we have a lot of skill. So, we have skilled workers. We have innovative products. And we have the best dealer network.

Robert Martin

And for us, our biggest competitor in the U.S. is Forest River going by Berkshire Hathaway. It’s always a challenge to any of the analysts to find their numbers buried in Berkshire’s numbers. It’s pretty much impossible. But, they tend to gravitate towards the entry level of the market. And they do have four of the top five selling travel trailers in the U.S. But, it’s focused on entry level price.

And so, for us, we focus on the mid point of the market. We do have entry level. But, that’s not where we live. We’re more the meat of the market and the trailer and the fifth wheel. And we really try to be the innovator. We’ve tried to really differentiate ourselves through new products, new features, innovations, and something we started about two years ago is really trying to protect our intellectual property. It’s something that in the U.S. RV industry, people didn’t think that you could get a patent on certain products on an RV. Well, if you come to our office and you come into our boardroom, there’s a wall of patents that--it's not even up to date. We’ve got more to add. But, we’ve successfully defended ourselves on turning radius patents, back up--patents on the mirror on the front of the Cougar fifth wheel, the Montana fifth wheel, and many, many other items.

And we’ve actually implemented a patent award program that will go to product managers, product engineers, and--they’ll get a cash bonus. But, they also get a plaque, and then, they--their favorite thing is I come surprise them with the plaque and I give them the award in person. But, it’s kind of cool. As you go out in northern Indiana, people like to have their patent plaque with their name on it up in the office. So, we’re encouraging that behavior. Be creative.

Thor Industries Investor Day 2019

12

We have an IP attorney on staff full time that he protects all of our brands, our trademarks, and our patents. And it’s become such a big thing that he’s worth his weight in gold because even our biggest competitors, they understand that if we have a patent--sometimes they’ll just call me and find out if we really do. And if I say yes, they know that we have a team of attorneys that that’s what they do, even a trademark because sometimes people will slip up and take a trademark, like a product manager that’s a couple levels down. So, someone will call and say, “Is that really your name?” And I have a list, and we’ll look at it.

So, it’s just that level of professionalism, that innovation, the product development that we push every day. We think that’s what sets us apart from all the companies in the industry. There are definitely some great competitors in the competition that drives us to go forward. But, many times the greatest competitor is one of our other companies. And they do compete. They push each other in ways that we think is healthy for the overall consumer and the RV industry.

Mark Trinske

Question number 15: What happens in the European RV market if the CO2 tax is implemented? Will this have a significant impact on costs or the number of units sold?

Martin Brandt

So, of course, all taxes are not good. We don’t like tax. But, it’s still--first of all, it’s still a discussion. So, it’s not a decision. And second, if this CO2 tax will come, it will be for all competitors the same. So, it’s not only for us. So, it hits everybody. And then, a third thing--we have, I think, since two years now, a lot of discussion about emission, about diesel, about all these kinds of things. And if you look, again, to Dusseldorf, it’s not a discussion. It’s not (unintelligible) also not on a dealer place. So, our customers look like they--if I say don’t care, that’s a little bit too hard. But, it’s not a big discussion.

The thing is that we work on alternative engines, so to have alternative for our customers besides, let’s say, with diesel and with gasoline. We work on gas so that you know that you can drive a motor--a gasoline motor as well with gas. And so, when we can avoid the CO2 tax--and we have a project with Mercedes on fuel cell so, it’s hydrogen. So, we have different options if the CO2 tax comes that we can go against. So, we think that we are prepared here for everything.

Mark Trinske

Question 16: How have the economic cycles in Europe impacted RV customers? Is the trend line similar to the U.S.? How different are the two markets?

Martin Brandt

When we look to long term, of course, in 2007, Europe was hit like the U.S. What we have seen was that the hit was earlier in U.S. and deeper than in Europe. But, the recovery was also earlier. So, you came back much earlier, back from 2007 recession, when in Europe--in Europe, it was not so deep. But, it took longer to recover from a recession. I think that was the difference mainly.

Robert Martin

Yeah, and that’s--we were earlier, and our was--it was a really hard one and a half year dip. And as we look at the trend lines, it just wasn’t as far down in the recovery. It look a little bit longer. But, it was probably more steady.

Thor Industries Investor Day 2019

13

Martin Brandt

And we had the difference that we have now since 2007, a shift from caravan to motor caravan. And that is, of course, motor caravan has a higher margin and also higher sales. So, that is good for us and this trend will go on. So, we have this shift from caravan to motor caravan mainly because, in the past, people buy a caravan and they spend, let’s say, four weeks holiday in Italy. They stayed at one place. But now, the trend is different. They go to different places. Let’s say they have--out of three weeks or four weeks holiday--but then, they travel for fun, so they come from place to place. And it’s a different way of leisure or different way of caravanning. So, we have this trend into motor caravan. And that is a growth driver for us.

Robert Martin

Do you think part of the--in Europe, many of those small communities and large communities have the little parking lot--

Martin Brandt

Yes, that makes all the difference. You told me about the new ones who don't have at all. We have not only camping sites. We have special part clots in the cities for RVs, but RVs are allowed. But only motor caravan.

Robert Martin

Right.

Martin Brandt

So, for towables are not allowed to park there. So, but people of a truck drives but see from here, from Budweiser to Munich. Go to this parking lot, spend let's say Saturday in Munich, go shopping, go to a restaurant. And then on Sunday, they go to the parks and have hiking and then they go back home. So, they spend only the weekend thereof. And it is totally new things using our--motor caravan now. And this is good for us because there are new customers.

Mark Trinske

Question number 17, is Thor in the U.S. unionized? How do the works councils in Germany compared to the labor unions in the U.S.?

Robert Martin

First, Thor on the U.S. is not unionized. And in Germany, the works councils, I'll let you kind of explain that. But it's--their biggest thing is they've got great relationships with the Works Councils.

Martin Brandt

Yep.

Robert Martin

And I've met with them. We'll start to meet with them on a more regular basis. And it's really just talking about you know how much you know health of the company and their very understanding of the ups and downs. I think I found they been quite reasonable when I've dealt with them, but I think Martin has a great relationship with the Works Councils. They've made that very clear to me with transition that communication is imperative, so.

Thor Industries Investor Day 2019

14

Martin Brandt

Yep. There's a work counsel on each side of Europe and as mentioned director's office sides. We work with the works council there and there's a consultation, information, seeing if anything when it comes to hiring positioning, dismissal internal organization. When we have on European basically, we have a European Works Council. There are people from France, from Italy, from our sites in Germany are together.

We have a head of European Works Council. (INAUDIBLE) and I have showed fix with him every second week. And when we discuss things our relation is good all. So, so far, it is nothing negative for us. And it's the other way around. If you give information to the Works Council, they give to employees.

Or it's also because if they give the information to our mentioned directors. It goes through organization. Sometimes it's a little bit lacking information other than it goes to the whole organization.

Robert Martin

Right.

Martin Brandt

So, to keep it from going--information to Work Counsel it's going up again. So, they have the same information so it's not a big issue. And as I Said before, we have all these negotiations with the Work Counsel to have 35 working hours and we are able to go to 28 up to 42, even sometimes 45. So, they understand that we are a seasonal business and they support it. And if we negotiate when they talk to our people, to our shop floor people, explain that. So, we have at the moment we no issues with the Works Council. So, it's more supporting.

Robert Martin

Yep.

Mark Trinske

Question number 18, how did Thor and EHG perform financially during the financial crisis and during the European debt crisis?

Robert Martin

Do you want to tackle that, and I'll fill in ?

Colleen Zuhl

Sure. So, during the financial crisis of 2008 and 2009, one of things that Peter Orthwein, one of our co-founders is most proud of the fact that is the Thor was profitable during and has been through its entire history, but especially during that period. So, Thor remained profitable and generated positive net cash from operations. Unlike the majority of our peers in the RV industry during that time period. I let you.

Martin Brandt

EHG was a little bit different. You have to see that 2007, 2008--sorry. We didn't have the group at that time. All right? We had independent companies run by Erwin Hymer. And we didn't have the crew, so they make the decision independently.

Thor Industries Investor Day 2019

15

So, some sides went very well for requirements, some not. At that time, what ways is the on talk. So, when the market went down, it produced on stopping. And when of course the market went down further, they had to big discount to sell.

And now, the difference now is that we group our decisions together and we don't produce on stock. We produce only if we have customer order. So, it could not happen again that we have obvious product on stock. So, if the market drops, we will reduce our capacity and produce only when we have a customer order.

But even then, if you look to the European debt crisis in 2012, 2014, we have been profitable. The profit dropped, but we've been profitable. But now with our flexibility and with our set up what we have. We thank also in the market comes down and we go into a recession and as I said, we have this cap flex of 30% and we can cover it. And we as forwarded, we could also be profitable now.

Robert Martin

Right. And then for me, I mean Colleen really touched on it all. But I--I've been with Thor since they acquired Keystone in 2001. So, I was chief operating officer of Keystone during '08, '09 and it was not a fun time, but I learned a lot. And we literally we have a playbook that we have developed. Things you see you know warning signs going in, and then what leverage do you pull when things start to get tough.

And so, we literally had all of our companies have meetings and we compared notes and we had everybody come together. So, we a crisis management handbook if we need it, so we do know what to do, and then living it. I think that helps me. So, I've gone through the ups and downs.

Colleen Zuhl

and I spoke this morning about the highly durable and flexible cost model that we have. I think this is the best proof. The fact that Thor's for almost 40 years has been able to remain profitable and generate positive cash flow. Is probably best proof of our model.

Mark Trinske

Question number 19, you're clearly the biggest company in the RV space. What is the benefit of scale in the RV industry?

Martin Brandt

Yeah, I think we discussed it already. Well, we have innovation is one thing. I think you saw this Mark caravan and the prey guard session. So, if you invested in these new technologies, that's going to help us in our peak here. When it comes to the supplier side, of course, chassis. If you buy more chassis, you can have a better deal from FIAT, from Mercedes, so we think we can--we have the cheapest prices in chassis. And this is a big benefit for us. So, we risk high metals in our industry, absolutely.

Robert Martin

Yeah and then probably to me the biggest thing is we go back to best practices. We go back to the innovation. It's the sharing of ideas. Our--just with the bigger company that's open and the companies in the U.S. to Europe are probably even more open to talking because they truly don't compete. And so, it's been a lot of fun getting the groups together just sharing ideas, thoughts, and seeing the new products, and different products. And for years, people have come to Europe and brought back different ideals. But it's--not many have the opportunity to ship actual units across and use the ideas and look at it to develop product. So, I think that at least some of our biggest benefit.

Thor Industries Investor Day 2019

16

Mark Trinske

Question number 20, what differentiates EHG from its European competitors?

Martin Brandt

I think you had a similar question already, yeah? I mean I talk about--

Robert Martin

Yeah.

Martin Brandt

And innovation and brand.

Robert Martin

Martin's prettier.

Martin Brandt

So, should we go to the next one?

Mark Trinske

Question 21, how do you are product lines differ? How are they similar? Are there opportunities to bring product innovations between the two companies immediately?

Robert Martin

I mean yeah. This is a similar question. The way they differ, the biggest thing is in Europe. They have weight restrictions that we don't have in the U.S., so that's the first thing that makes a lot of their unit smaller. If it's the year 1994, am I correct, Martin?

Martin Brandt

Sorry?

Robert Martin

For the driver's license?

Martin Brandt

Yes.

Robert Martin

1994.

Martin Brandt

Yep.

Thor Industries Investor Day 2019

17

Robert Martin

So, if you're born before that you don't have to get a special driver's license. If you're born after that you do. So, I can limit what you can drive and what you can tell. It's more on the towable side. We don't have those restrictions in the U.S. but that elevates them to build smaller units and that's where this camper van is more and more popular.

In the U.S., we have larger roads. We have larger campsites. And we don't have the weight restrictions, so that's probably the biggest ways that they differ. But when you go through, they have a lot of the same appliances. But as you look at trends, this is where the probably most interested in the camper vans and the B plus vans because this is such a growing trend here and it just makes sense that in the U.S. as we see the B van still growing and we see some opportunities there that we have some of our companies.

We launched two class B vans that those at open house. It went over very well, but we feel that there's more room in the market. Maybe even for smaller B vans or just different type, different look. So, I think that's where we see some opportunities for the two companies where we can learn from each other.

Martin Brandt

Yeah. From our point of view, you know we have the 20 to compact cars. But of course, if you are on a camping site or in a city on this parking lot you would like to have as much space as possible. You have the slide out.

Mark Trinske

What's a slide out?

Martin Brandt

If you don't take the slide out. And so, we think we can learn here from a slide out or push out every quality.

Mark Trinske

Right.

Martin Brandt

So, it is about face.

Mark Trinske

Question number 22. Thank you for providing a long-term Outlook. What are your assumptions and setting your long-term goals of $14 billion in net sales, 16% sustainable gross margins, and $3 billion in net cash from operations?

Robert Martin

What are your assumptions?

Colleen Zuhl

Right. This one touches on a number of the questions and answers. We've already talked about. But it goes back to some of the current conditions where things are very positive. Our dealers are very optimistic. Consumer confidence is good. Interest rates are still historically at a low level. Unemployment rates are very low and the U.S. and here in Germany, especially at least. So, a lot of those factors. Certainly, when entire organic growth portion of our revenue side of things. You know Thor's and EHG have both had a history of growing both organically and through acquisitions. We see that continuing going forward.

Thor Industries Investor Day 2019

18

We think obviously first priority is debt paydown. So, we need to get that down but after that there are opportunities. Probably a little bit more opportunities here in the Europe area where the RV industry has not consolidated like it has in the U.S. so certainly that. And then the new products that both Martin and Bob have talked about and bringing some of those into the U.S. market where we see those as not replacing existing RV sales that really expanding the consumer base and the users of RVs or caravans. And just broadening the base. So certainly, on the sales side, I think we've talked quite a bit today.

On the margin side, similarly, Martin and Bob have both, and I have mentioned to, you know there's a number of things. The chassis. The overall procurement supply chain provides a number of opportunities that we think will provide good benefits for us in the area of margin. But also, just the sharing of best practices and how we produce in the U.S. Again, some of you have now had the opportunities to see how both we operate in the U.S. and how EHG operates. And hopefully you can see. Certainly, they do it much differently and trying to find the right balance and maximizing what we do well with what EHG does well we think will benefit our margin line. And certainly, if we get sales and the margin, then cash flow follows.

Mark Trinske

Question 23, where do you think we are in the economic cycle? Are you concerned that were going into recession?

Robert Martin

That's the million-dollar question. You know, for us, we hear it. You know as long as I've been in my position as CEO, people have--

Colleen Zuhl

Yeah.

Robert Martin

So that's going on over six years now people have thought it's coming around the corner. So, we try to look at our big indicators. And many of you that have been around me, you've heard me say we look at our high-end motorhomes. We look at airstream being a great indicator as we went into a big recession and in a way even our small ones. Typically, and airstream being $100,000 trailer that no one needs. It's clearly a want. It's a cool thing to have. That's where we slowed up first.

And so, people have heard me call that kind of our canary in the coal mine. Right now, we're seeing airstream perform at levels never before and in a positive way. In December, hopefully by December, we will be finishing up a plant for airstream. It will be our largest construction project ever in the U.S. So, for us, that shows our confidence in the market and it goes back to. I really think you look at the last year and a half or so, we had an inventory correction. We had dealers but too much. They will tell you that and they need to just work it down. And just right now, coming out of his open house.

I feel like from comments and comments that I'm getting from dealers that they feel pretty good. And I ask them the exact question. They're not seeing it. And I'm watching dealers build new dealerships. I'm watching dealers expand their service. On I 94, I had dealers coming up to me at open house. He was proud of the fact that he just bought highway frontage on I 94 and he is building a brand-new dealership on his way into Detroit. Airstream, we have letters of intent for dealers and we can get them product until this factory is done, but we have dealers that are willing to go into our markets with airstream exclusive dealerships.

Thor Industries Investor Day 2019

19

So were watching dealers continue to spend money on their infrastructure. That gives us confidence. You know if they really saw a slow upcoming, it's easy for them to just put on the brakes. I'm not seeing that yet. So, I was really glad to see and hear from more and more dealers that they're buying more dealerships. You know some of the bigger groups are expanding. You know the RV retailers of the world and we see those is actually opportunities. Some of these RV retailers, they've shared with me, they bought a small dealer. It was one of our dealers and it was a dealer that only had you know they sold 10 units a month. They did the transformation of the lot and 10 days and they tripled the sales the first month.

So, when you see a professional dealership coming in, buying it, totally redoing the model, making it more professional, better service, that's just better for the industry and many times more sales come with it. And so, we're seeing enough of the positive that we just said it's hard to predict. You guys are better at that than we are, so I would ask you guys the same question. When is it coming?

Mark Trinske

Mike?

Mark Trinske

Next question, can you summarize the value of the acquiring of EHG now and in the future? And how long will it take you to realize to realize this value?

Colleen Zuhl

Well, I think again, I think that the value hopefully you've all seen it today as well. As to what we first visited.

Mark Trinske

No, I want to know the dollar amount.

Colleen Zuhl

Oh, the dollar amount. Well, that I don't--but certainly there's--what we saw was the long-term value, and we do look for the long-term. And so, there can be pieces of it. Where were going to recognize the benefit and a relatively short period. There's going to be other pieces that is going to take some time to develop. But I think that's the exciting part that will see the benefits for years to come.

Robert Martin

And again, as we look at the company, you know it's on a different continent. They speak a different language. But at the end of the day it's very--for us it's been very comparable to the Jaco acquisition because you're buying a family company with an incredible reputation, great facilities. It's very strong management that came with it. Great product following.

And for us, it's just it's on a bigger scale, and it's in Europe. But for us, we see many of the same opportunities we saw there. But many of them do just take a little bit longer to play out on a bigger scale. And working internationally takes just a little bit longer, but not much. We've been--we've had very productive meetings with Martin and his staff. You know there's--it's funny, we joke that there's no real tension between us, not just you and I, but our staffs.

Thor Industries Investor Day 2019

20

We get together. We--if there are things that we have questions, we just--we get into it and the working relationship is been really, really good. And I think that's probably the most important thing that we work well together, and we all have the common goal that we want to see EHG get bigger and Europe and around the world. And we all went to see Thor just develop into the dominant world player from many years to come.

Martin Brandt

I think after seeing Bob at Oktoberfest in Bavarian clothes with trousers and everything, I thought he was more German than I am.

Robert Martin

My family does come from Dresden.

Martin Brandt

Yeah.

Robert Martin

We've traced it all the way back, so.

Mark Trinske

Question 25. Is there a plan to increase penetration of in-house accessories like Goldschmidt or Movera in the U.S.? How big of a business should accessories and parts become for Thor? And do you plan acquisitions in the space?

Martin Brandt

I like this question.

Robert Martin

I knew you would. I think a part of it for us, we really just learning the Goldschmidt Movera piece over here. It's very different from. For the Movera piece, I don't really know there's an opportunity there in the U.S. because you have posts tagged that of all been rolled up. It's a good business for us here and it--. There are many competitors that are much bigger. So, I think for Martin and his group, they really like the business, and it's been very good. I just don't know that we can duplicate it in the U.S.

For Goldschmidt, it's a great company with a lot of their add-on pieces. There could be a potential for that and those are things that will look at. I visited them once. We've got some other companies that will visit and look at some of the products they're producing, you know, to see whether it could be built, shipped to the U.S., could we affordably do it? But there could be opportunities there. I mean, as you know, many of you know, we do have a supply company in the U.S. with postal aluminum and it's been a very acquisition for us.

It was not you know in our direct space, but we were the number one customer and we've grown that company quite a bit since we bought that, and it's been a great acquisition. So, you never say no and were always looking for what's the next opportunity. But again, she tells me to pay down debt.

Thor Industries Investor Day 2019

21

Mark Trinske

Next question, in terms of fiscal year 2025 sales outlook, how do you think about sales by geography and from new acquisitions?

Robert Martin

I mean it sales from geography. It's probably pretty similar to the ratio that is now. Still have your U.S., and in the U.S., it's still skewing towards you know more on the towable side, but the next planned to that could be more of the B vans as we see them rising here. We see the opportunity with those with that younger buyer in the U.S., so that could change the mix a little bit.

And then, when you look at the geography from new acquisitions you know in the U.S. there are fewer opportunities left. That's just a fact. But there are still a few. And then for us, as you look at Europe, you have a couple of large players. And then from there, there is a nice tier of players that are smaller than in our view would be great add-ons. Martin and his team, you know the way we would work is they would find the opportunity, we will work with them, and if it's the right fit.

What people don't realize when they look at Thor, many think that we buy a lot of companies. We say no to a lot more just because the fit is not right and so will go down the same path here in Europe and around the world. People sometimes forget, there are other areas. You know Martin was quick to remind me their number one in Japan and Korea.

Martin Brandt

Yes.

Robert Martin

So, there are opportunities in Asia and there are opportunities in other areas of the world. We've--Colleen and I have traveled the world, literally, in the last year and a half visiting companies. Even before he made the decision to jump in the EHG acquisition but working with Martin and his team that they have great international experience. We definitely see opportunities in Europe, but there are other opportunities in the world that could be opportunities as well. That again, as we pay debt down. I'll be good.

Colleen Zuhl

Thank you.

Mark Trinske

Next question, what are the factors that changed consumer preference away from caravans and the European market? Could any of these be expected to impact the North American market?

Martin Brandt

So, I think with caravans, the question wasn't towables, but the change from consumer preference from towables to motor caravan, I think are.

Robert Martin

Yeah.

Martin Brandt

Yep. As I explained before, it is a change off of behavior. In the past, the people that spent four weeks in Italy going to one camping site are now--now they prefer to go to different places, or to drive through France, or go to East Europe, Croatia, Scandinavia, and go to different sites. And when a motor caravan is better than a towable and that change of behavior, perhaps that we have with parking lots in the city and it's not allowed to go with the towable there, but it's allowed with the motor caravan. And when people tried to combine a weekend trip with the city and perhaps some hiking or go to a lake or whatever that change of behavior that drives this trend to where it's motor caravan.

Thor Industries Investor Day 2019

22

Robert Martin

And I think the motor caravan is an opportunity for us to really just expand the market. I mean, we're 80% towable in the U.S. but part of you have to look at consumer, the campgrounds, the tow vehicles. You know in the U.S., as you drive around here, you don't see any F-150 super crew cab trucks. In the U.S., it's everybody's second car. It's just these big trucks. I have one. She has one. And so, those can tow.

An F-150 can tow over 14,000 pounds, so we can tow most of what we build. So, we just simply we don't have a lot of constraints that they do. And even as you look at fuel economy coming out of you know '09, it was my concern that the car companies were actually going to constrain our two vehicles, when looking at fuel economy. Actually, what happened was the opposite. As they looked at fuel economy, a Ford truck you know back in early 2000's could tell about 7200 pounds. As they evolved and coming out of the recession by adding more gears to every vehicle virtually being produced. It creates more torque and increases the tow value or tow amount, the tow capacity.

And so, that's what really has increased, and I think the car companies will just continue to do that. And as they do that, the towable industry in the U.S., if you already own a pickup a trailer is a very economical way to get into the industry and so I see B vans coming to the U.S., being more prevalent as a good entry point for new customers that may be don't have a big tow vehicle. Some of the younger buyers, they may not want a big vehicle, but the vast majority of the U.S. I think there will be some change but not quite the same factors that were driving at here in Europe.

Mark Trinske

Question 28, can you discuss your expectations how the sharing economy might impact your business?

Martin Brandt

If I answer it, you know sharing is a trend. You know that we have a rental business and with our rental business. I think we have a platform also for sharing. We see that we work together with some sharing platforms that are already existing, and we use it.

Sometimes because for our customer that could be a new business model for him to buy a motor caravan mainly, but if you spend his holiday there, but in the other time when he don't use it, he can share it with others and make money out of it. So that could be a business model for some users in the future. So, of course, where traditional campers will never do that, or he will not share it. But there are some people they share. And here, we work very close with this sharing platform that exist already together.

And so, we see better in the future sharing and also renting. And you know that we are number one in Europe and our rental business of RVs. We see that as a tool to get other new customers into our business because all because somebody before they buy, they rent, or they share it with somebody else. Or maybe they try to get it for a week to try it out, and we saw potential customers for us that we can if you own a business, if you are in the rental business, you know that this guy has rented for one week. So, this is a lead. You could take in and make a new customer out of it.

Thor Industries Investor Day 2019

23

Robert Martin

It's a little different in the U.S. I mean the sharing economy definitely is something that's growing. And you see you know different sharing sites, but you also see people sharing their land that people are camping on. You know our rental business is a little different than they have here in Europe where we sell directly to rental companies.

So, the brand recognition probably isn't as great but getting people into the RV lifestyle, we see that as an opportunity through our rental dealers as well. I'll just--it's not quite rental but I'll just auto camp. Airstream has a partnership with a company that they are developing more campgrounds that their Airstream specialized units that you go to this campground on the West Coast and you don't have to tell the trailer but it's basically an airstream hotel. And they're developing that model nationwide here over this year in the next couple years.

So anyway, that we can get people interested in trying and RV. I mentioned some outside. You know it's just our marketing whether it is sharing, whether it's you know the auto camp. Just getting people to walk into an RV. Their perception of an RV changes when they walk in. I watch it all the time. I watch it when people walk in you know you are units.

They are not the you know 1970s or '60s unit that they may have seen with their grandparents. The solid oak cabinets. Those are gone. They're very contemporary. They're sleek. It's something fun that you know they can spend time with friends and family. So, I see the sharing as an opportunity for us. You know if it were to grow more and more, I'm sure we'll delve into that deeper and see how we can participate even more.

Mark Trinske

Question number 29, in the UK market, how much sales did the UK in the last year were from EHG? And are the existing production facilities and the UK sufficient to take care of the UK market in view of Brexit? With the UK facility could produce all the models sold in the UK? And what are the plans for serving the UK market post Brexit with minimal effect on operational cost?

Martin Brandt

That's not only one question. That several questions. But--

Mark Trinske

Do you want an answer the first part of that or not?

Colleen Zuhl

Yeah.

Mark Trinske

Okay.

Thor Industries Investor Day 2019

24

Martin Brandt

So, I can give you only roughly consider but it's roughly because in UK we produce in UK. We have our own facility. And we ship products from Europe, from continental Europe to UK. If I combined with approximately 8 to 10% of our sales. But the major part, I would say two thirds of it is produced in UK. And of course, if production in UK, we have kind of a financial edge to a British pound. Even we know that especially a chassis is coming from continental Europe, but we have also some suppliers from UK and we increase the number of suppliers and UK as a preparation for Brexit.

We set already that we decided to invest in this side, mainly in efficiency. But we are able to produce more. It's not so much extension. It's more that we are on the same side with some changes. What we do, what we can increase 20-30% capacity, so let's say if we have a Brexit and we have tariffs or the British pound goes down and we can't ship so many products from the continental Europe into the UK we could compensate not all, of course, not all, but we can compensate part of it with our production what we have in UK. If it's needed. We can't produce all our products from EHG on that side.

It's easier let's say for the lower and, for the lower price, and for (INAUDIBLE). It would be easier to produce. It will be the need to produce a more ambitious, we can do it in UK or also perhaps not at all. But we I think a big part of it. We could produce in UK in the future, so we are prepared. We don't know what happens is the Brexit but what we say hope for our best, prepare for our worst.

Robert Martin

Yeah. We said with all of our companies that demonstrated they can adjust. They can react quickly, so. And as we met with the dealers earlier, they just they wanted direction one way or the other.

Martin Brandt

And to give you an example, you know that the market for totals for UK drop 20 – 25%, something like that. A year ago we established a caravan line and if the caravan line can be produced in the UK we could compensate the whole loss for towables on the sales side and we can keep up with the profit because the margins in caravan or even better than on the towable side. And that is how we should do it.

Mark Trinske

We have come to the end of our questions and we have run a little bit over our time. I apologize for that. But Bob, did you want to make any closing summary comments before we head out to our culinary Museum tours?

Robert Martin

I just want to wrap up. And just I wanted to thank everybody for making the journey down to Bad Waldsee. I know it's not easy for everyone to get here. It's usually hard for me to find but we appreciate the time and we hope that this gives people a better picture of this acquisition and how we will work together for many years to come. And I just truly appreciate you know the great crowd, the great showing down here. And I appreciate it. And we're going to be around on the culinary tour. We'll also be around for dinner if anybody has any one-on-one questions they want to brush up on. But I just wanted to say a big thank you.

Thor Industries Investor Day 2019